Exhibit 5.4

Skadden, Arps, Slate, Meagher & Flom llp

Four Times Square New York 10036-6522 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com July 25, 2016	FIRM/AFFILIATE OFFICES BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO WASHINGTON, D.C. WILMINGTON BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO
XL Group Ltd O’Hara House One Bermudiana Road Hamilton, HM08 Bermuda XL Group plc XL House, 8 St. Stephen’s Green Dublin 2 Ireland XLIT Ltd. XL House, 8 St. Stephen’s Green Dublin 2 Ireland	TORONTO

RE:	XL Group Ltd, XL Group plc and XLIT Ltd. Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to XL Group Ltd, a Bermuda private limited company (“XL-Bermuda”), XL Group plc, an Irish public limited company (“XL-Ireland”), and XLIT Ltd., a Cayman Islands exempted company (“XL-Cayman” and, together with XL-Bermuda and XL-Ireland, the “Obligors”), in connection with post-effective amendment No. 1 to the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Obligors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by XL-Bermuda from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of:

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(i)          common shares, par value $0.01 per share, of XL-Bermuda (“Common Shares”);

(ii)         preference shares, par value $0.01 per share, of XL-Bermuda (“Preference Shares”), which may be issued in one or more series;

(iii)        depositary receipts (the “Receipts”) representing fractional Preference Shares, which are called depositary shares of XL-Bermuda (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between XL-Bermuda and one or more bank or trust companies to be named in the applicable Depositary Agreement (each a “Bank Depositary”);

(iv)        (A) senior debt securities of XL-Bermuda (“XL-Bermuda Senior Debt Securities”), which may be issued in one or more series under an Indenture (the “XL-Bermuda Senior Debt Indenture”) proposed to be entered into between XL-Bermuda and a bank or trust company as trustee, a form of which is incorporated by reference as an exhibit to the Registration Statement, and (B) subordinated debt securities of XL-Bermuda (together with XL-Bermuda Senior Debt Securities, “XL-Bermuda Debt Securities”), which may be issued in one or more series under an Indenture (together with the XL-Bermuda Senior Debt Indenture, the “XL-Bermuda Indentures”) proposed to be entered into between XL-Bermuda and a bank or trust company as trustee, a form of which is incorporated by reference as an exhibit to the Registration Statement;

(v)         warrants to purchase Common Shares (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by XL-Bermuda and one or more warrant agents to be named therein;

(vi)        purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from XL-Bermuda, and XL-Bermuda to sell to such holders, or obligating holders thereof to sell to XL-Bermuda, and XL-Bermuda to purchase from such holders, Common Shares or other securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by XL-Bermuda and one or more purchase contract agents to be named therein;

(vii)       purchase units of XL-Bermuda (“Purchase Units”), each consisting of one or more Preference Shares, Debt Securities or other debt or equity obligations of third parties, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by XL-Bermuda and one or more purchase unit agents to be named therein; and

(viii)      such indeterminate number of Common Shares, Preference Shares or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preference Shares, Depositary Shares, Debt Securities, Warrants or settlement of any Purchase Contracts or Purchase Units,

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including such Common Shares, Preference Shares or Depositary Shares as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”).

The Registration Statement also relates to the issuance and sale from time to time by XL-Cayman, pursuant to Rule 415 of the Rules and Regulations, of:

(i)          senior debt securities of the XL-Cayman (“XL-Cayman Senior Debt Securities”), guaranteed by XL-Bermuda and XL-Ireland (“Senior Guarantees”), which may be issued in one or more series under an Indenture entered into as of September 30, 2011 between XL-Cayman, as issuer, XL-Ireland, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the third supplemental indenture dated as of July 25, 2016 between XL-Cayman, as issuer, XL-Ireland, as guarantor, XL-Bermuda, as guarantor, and the Trustee (the “XL-Cayman Senior Debt Indenture”), which is incorporated by reference as an exhibit to the Registration Statement; and

(ii)         subordinated debt securities of XL-Cayman (together with XL-Cayman Senior Debt Securities, “XL-Cayman Debt Securities” and, together with XL-Bermuda Debt Securities, “Debt Securities”), guaranteed by XL-Bermuda and XL-Ireland (together with the Senior Guarantees, “Guarantees”), which may be issued in one or more series under an Indenture entered into as of March 30, 2015, between XL-Cayman, as issuer, XL-Ireland, as guarantor, and the Trustee, as amended by the second supplemental indenture dated as of July 25, 2016 between XL-Cayman, as issuer, XL-Ireland, as guarantor, XL-Bermuda, as guarantor and the Trustee (together with the XL-Cayman Senior Debt Indenture, the “XL-Cayman Indentures” and, together with the XL-Bermuda Indentures, each an “Indenture” and collectively the “Indentures”), which is incorporated by reference as an exhibit to the Registration Statement. The Common Shares, Preference Shares, Depositary Shares, Debt Securities, Warrants, Purchase Contracts, Purchase Units, Indeterminate Securities and Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the Registration Statement; and

(b)          executed copies of the XL-Cayman Indentures, and the forms of the XL-Bermuda Indentures, in each case incorporated by reference as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates and receipts of

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public officials, certificates of officers or other representatives of the Obligors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Obligors and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, “Transaction Agreements” means the Indentures, the Guarantees, the Warrant Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 6 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations, (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the applicable Obligors and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto, (iv) the applicable Obligors shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the applicable Obligors have taken all related action as directed by or under the direction of the necessary directors and officers of the relevant Obligor; and (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the applicable organizational documents of the applicable Obligors so as not to violate any applicable law or the applicable organizational documents of the applicable Obligors, or result in a default under or breach of

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any agreement or instrument binding upon the applicable Obligors, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Obligors.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.          With respect to any series of Debt Securities offered by XL-Bermuda or XL-Cayman, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the applicable Indenture has been qualified under the Trust Indenture Act of 1939 (the “TIA”), (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Agreements and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Indenture or supplemental indenture and have been duly executed and authenticated in accordance with the provisions of the applicable Indenture or supplemental indenture and any other applicable Transaction Agreement and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of XL-Bermuda or XL-Cayman, as applicable, enforceable against XL-Bermuda or XL-Cayman, as applicable, in accordance with their respective terms under the laws of the State of New York.

2.          With respect to any Guarantee of any series of Offered Debt Securities, including any Guarantee of Indeterminate Securities constituting Offered Debt Securities of such series (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the applicable Indenture has been duly qualified under the TIA, (c) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Agreements, (d) certificates (if any) evidencing the Offered Guarantees and the certificates evidencing the Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the applicable Indenture and any other applicable Transaction Agreement and (e) such Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations of XL-Bermuda or XL-Ireland, enforceable against XL-Bermuda or XL-Ireland, in accordance with their terms under the laws of the State of New York.

3.          With respect to any Depositary Shares offered by XL-Bermuda, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the Preferred Shares relating to such Offered Depositary Shares has been duly authorized for issuance by XL-Bermuda, (c) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable

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Depositary Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement; and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related Preference Shares with the Bank Depositary in accordance with the applicable Depositary Agreement, such Depositary Agreement will constitute a valid and binding obligation of XL-Bermuda, enforceable against XL-Bermuda in accordance with its terms under the laws of the State of New York.

4.          With respect to any Warrants offered by XL-Bermuda (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Shares for which the Offered Warrants are exercisable have been duly authorized for issuance by XL-Bermuda and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of XL-Bermuda, enforceable against XL-Bermuda in accordance with their respective terms under the laws of the State of New York.

5.          With respect to any Purchase Contracts offered by XL-Bermuda (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the Common Shares, Preference Shares, Depositary Shares, Debt Securities and/or other securities relating to such Offered Purchase Contracts have been duly authorized for issuance by XL-Bermuda and (c) the Purchase Contracts Agreements have been duly executed and delivered in accordance with the provisions of the applicable Purchase Contract Agreements, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of XL-Bermuda, enforceable against XL-Bermuda in accordance with their respective terms under the laws of the State of New York.

6.          With respect to any Purchase Units offered by XL-Bermuda (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the Common Shares, Preference Shares, Depositary Shares, Debt Securities, Warrants and/or any combination of such securities included in such Offered Purchase Units have been duly authorized for issuance by XL-Bermuda and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of XL-Bermuda, enforceable against XL-Bermuda in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

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(a)          the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)          we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)          we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(d)          we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind any party to the exclusive jurisdiction of any particular federal court or courts;

(e)          we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(f)           we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(g)          we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(h)          we have assumed that the laws of the State of New York will be chosen to govern any Depositary Agreements, Warrant Agreements, Purchase Contract Agreements and Purchase Unit Agreements and that such choice is and will be a valid and legal provision;

(i)           to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General

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Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality;

(j)           we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Agreements to the extent that such provisions provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the applicable Indenture or the effect thereof on the opinions herein stated;

(k)          we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion; and

(l)           we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Agreement from a court judgment in another currency.

In addition, in rendering the foregoing opinions we have assumed that:

(a)          except, as to the Obligors, to the extent expressly stated in the opinions contained herein, each of the Transaction Agreements constitutes and will constitute the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(b)          the XL-Bermuda Indentures will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us, and that any Depositary Shares, Debt Securities, Warrants, Purchase Contracts and Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee, Bank Depositary, warrant agent, purchase contract agent and purchase unit agent, as the case may be;

(c)          we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars;

(d)          each of the Obligors (i) is duly organized and is validly existing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which such Obligor is a party;

(e)          each of the Obligors has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which such Obligor is a party;

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(f)           neither the execution and delivery by the Obligors of the Transaction Agreements to which such Obligor is a party nor the performance by such Obligor of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the organizational documents of the relevant Obligor, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which such Obligor or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which such Obligor or its property is subject, or (iv) violates or will violate any law, rule or regulation to which such Obligor or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(g)          neither the execution and delivery by each of the Obligors of the Transaction Agreements to which such Obligor is a party nor the performance by such Obligor of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP